Exhibit 8(e)(2): Amendment No. 1 to the Participation Agreement among Pioneer Variable Contracts Trust, Pioneer Funds Distributor, Inc and United of Omaha Life Insurance Company.
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                                AMENDMENT NO. 1

This is an Amendment to the Participation Agreement dated May 1, 1997, among The Pioneer Group, Inc. (the Fund), Pioneer Funds Distributor, Inc.
(the Distributor) and United of Omaha Life Insurance Company (the Company). This Amendment is effective August 1, 1999.

The Fund, Distributor and the Company hereby agree to replace Schedule A of the Agreement by inserting the following in its entirety:

Schedule A
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
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  Name of Separate Account and Date            Contracts Funded by
  Established by Board of Directors             Separate Account              Designated Portfolios
-----------------------------------------------------------------------------------------------------------
                                                                       Pioneer Variable Contracts Trust
United of Omaha Life Insurance Company               6090L                 Capital Growth Portfolio
Separate Account C (12-1-93)                       6500L-0898            Real Estate Growth Portfolio
(Variable Annuities)                               6090L-0595
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United of Omaha Life Insurance Company             6347L-0697          Pioneer Variable Contracts Trust
Separate Account B (8-27-96)                       6387L-1197              Capital Growth Portfolio
(Variable Life)                                                          Real Estate Growth Portfolio

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

Signed by the parties:

                                    UNITED OF OMAHA LIFE INSURANCE
                                    COMPANY
                                    By its authorized officer,

                                    By:    /s/
                                           -----------------------------------
                                           Richard A. Witt
                                    Title: Senior Vice President
                                    Date:  7/22/99

                                    Pioneer Variable Contracts Trust
                                    By its authorized officer,

                                    By:    /s/
                                           -----------------------------------

                                    Title: Trustee & Executive Vice President
                                    Date:  11/13/99

                                    Pioneer Funds Distributor, Inc.
                                    By its authorized officer,

                                    By:     /s/
                                            ----------------------------------
                                            Steven M. Graziano
                                    Title:  Executive Vice President
                                    Date:   11/15/99